CERTIFICATE OF DESIGNATION
OF
THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
NEW MEDIA LOTTERY SERVICES, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

New Media Lottery Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and pursuant to the provisions of Section 151 of the DGCL, said Board of Directors at a duly convened meeting duly approved and adopted the following resolution (“Resolution”):

RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Corporation’s Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the creation of Series A Convertible Preferred Stock, consisting of two million (2,000,000) shares having a par value of $0.001 per share, with an initial stated value of One Dollar ($1.00), having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

1.           Dividends.

From and after the date of the issuance of any shares of Series A Convertible Preferred Stock, if the Corporation declares a dividend on the outstanding shares of common stock, the holders of record of each share of Series A Convertible Preferred Stock will be entitled to receive, and the Board of Directors of the Corporation must declare, dividends in an amount equal to the amount of dividends such holders would have received if each share of Series A Convertible Preferred Stock had been converted into the Corporation’s common stock at the Fixed Conversion Price.

2.           Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1          Preferential Payments to Holders of Series A Convertible Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Convertible Preferred Stock then outstanding will be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders before any payment will be made to the holders of Common Stock or any other series of preferred stock or class of capital stock of the Corporation (collectively, “Junior Securities”) by reason of their ownership thereof, an amount per share equal to One Dollar ($1.00) per share (the “Base Amount”) plus any accrued but unpaid dividends.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they are entitled under this Section 2.1, the holders of shares of Series A Convertible Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  The aggregate amount which a holder of a share of Series A Convertible Preferred Stock is entitled to receive under this Section 2.1 is referred to as the “Series A Liquidation Amount.”

2.2          Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Convertible Preferred Stock as provided in Section 2.1, the remaining assets of the Corporation available for distribution to its stockholders will be distributed among the holders of Junior Securities, in accordance with their respective terms.  After the payment of all preferential amounts required to be paid to the holders of shares of Series A Convertible Preferred Stock as provided in Section 2.1, the holders of shares of Series A Convertible Preferred Stock shall not participate in the distribution of the remaining assets pursuant to this Section 2.2.

2.3          Deemed Liquidation Events.

2.3.1       Definition.  Each of the following events will be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)          a merger or consolidation in which:

(i)           the Corporation is a constituent party, or

(ii)          a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity or (2) if the surviving or resulting corporation or entity is a wholly owned subsidiary of another corporation or entity immediately following such merger or consolidation, the parent corporation or entity of such surviving or resulting corporation or entity (provided that, for the purpose of this Section 2.3.1, all shares of Common Stock issuable upon exercise of options or warrants outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation will be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b)           the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation, of all or a majority of the assets or revenue or earnings generating capacity of the Corporation and its subsidiaries taken as a whole (including, without limitation, any of its patents), or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if a majority of the assets or revenue or earnings generating capacity of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2       Effecting a Deemed Liquidation Event.

(a)           The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.  In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the DGCL within ninety (90) days after such Deemed Liquidation Event, (i) the Corporation will send a written notice to each holder of Series A Convertible Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Convertible Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation will use the consideration received by the Corporation, if any, for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Convertible Preferred Stock at a price per share equal to the Series A Liquidation Amount (referred to in this Section 2.3.2 as the “Redemption Price”).  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Convertible Preferred Stock, the Corporation will redeem a pro rata portion of each holder’s shares of Series A Convertible Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and will redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.  The Corporation will send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series A Convertible Preferred Stock not less than forty (40) days prior to each Deemed Liquidation Event.  Each Redemption Notice will state:

(i)          the number of shares of Series A Convertible Preferred Stock held by the holder that the Corporation will redeem on the date of the Deemed Liquidation Event specified in the Redemption Notice;

(ii)         the date of the Deemed Liquidation Event and the Redemption Price;

(iii)        the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and

(iv)        that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Convertible Preferred Stock to be redeemed.

2.3.3       Opt Out; Tender of Certificates.  If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Series A Convertible Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 2.3, then the shares of Series A Convertible Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice will thereafter be “Excluded Shares.”  Excluded Shares will not be redeemed or redeemable pursuant to this Section 2.3, whether in such Deemed Liquidation Event or thereafter.  On or before the date of the Deemed Liquidation Event, each holder of shares of Series A Convertible Preferred Stock to be redeemed on such date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, must surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series A Convertible Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Convertible Preferred Stock will promptly be issued to such holder.  If the Redemption Notice has been duly given, and if on the date of the Deemed Liquidation Event the Redemption Price payable upon redemption of the shares of Series A Convertible Preferred Stock to be redeemed in such Deemed Liquidation Event is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Convertible Preferred Stock so called for redemption have not been surrendered, dividends with respect to such shares of Series A Convertible Preferred Stock will cease to accrue after date of the Deemed Liquidation Event and all rights with respect to such shares will forthwith after the date of the Deemed Liquidation Event terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

Prior to the distribution or redemption provided for in this Section 2.3, the Corporation will not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.4       Amount Deemed Paid or Distributed.  If the amount deemed paid or distributed under this Section 2.3 is made in property other than in cash, the value of such distribution will be the fair market value of such property determined as follows:

(a)          For securities not subject to investment letters or other similar restrictions on free marketability,

(i)          if traded on a securities exchange or the NASDAQ Stock Market, the value will be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing of such transaction;

(ii)         if actively traded on the over-the-counter-bulletin-board (OTCBB), the value will be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)        if there is no active public market, the value will be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(b)          The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) will take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.3.5       Allocation of Escrow.  In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement will provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration that becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies will be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.           Voting.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Convertible Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are convertible if converted at the Fixed Conversion Price (as defined in Section 4.1) as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation or Certificate of Designation, holders of Series A Convertible Preferred Stock will vote together with the holders of Common Stock as a single class.

4.           Optional Conversion.

The holders of the Series A Convertible Preferred Stock will have conversion rights as follows (the “Conversion Rights”):

4.1         Right to Convert.

4.1.1        Conversion Ratio.  Each share of Series A Convertible Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of the Corporation’s Common Stock as is determined by dividing the Base Amount by the lower of (A) $0.05 (the “Fixed Conversion Price”) and (B) a fifteen percent (15%) discount to the lowest daily closing Volume Weighted Average Price of the Common Stock as reported by Bloomberg, LP during the five (5) trading days after the Conversion Date (the “Series A Conversion Price”).

4.1.2        Termination of Conversion Rights.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights will terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Convertible Preferred Stock.

4.2         Fractional Shares.  No fractional shares of Common Stock will be issued upon conversion of the Series A Convertible Preferred Stock but the number of shares issuable shall be rounded to the nearest whole share.

4.3         Mechanics of Conversion.

4.3.1        Notice of Conversion.  In order for a holder of Series A Convertible Preferred Stock to voluntarily convert shares of Series A Convertible Preferred Stock into shares of Common Stock, such holder will surrender the certificate or certificates for such shares of Series A Convertible Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Convertible Preferred Stock, together with written notice that such holder elects to convert all or any number of the shares of the Series A Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such conversion notice (the “Conversion Notice”) shall be substantially in the form of Exhibit A attached hereto and will state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion will be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The date upon which such conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice, and the shares of Common Stock issuable upon conversion of the shares represented by such certificate will be deemed to be outstanding of record as of such date.  The Corporation will, as soon as practicable after the Conversion Date, issue and deliver to such holder of Series A Convertible Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Convertible Preferred Stock represented by the surrendered certificate that were not converted into Common Stock.

4.3.2        Reservation of Shares.  The Corporation will at all times when the Series A Convertible Preferred Stock will be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of its duly authorized shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock at the Fixed Conversion Price; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

4.4           Effect of Conversion.  All shares of Series A Convertible Preferred Stock that have been surrendered for conversion as herein provided will no longer be deemed to be outstanding and all rights with respect to such shares will immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series A Convertible Preferred Stock so converted will be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Convertible Preferred Stock accordingly.

4.5           Taxes.  The Corporation will pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock pursuant to this Section 4.  The Corporation will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issuance or delivery will be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.6           Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 2.3, if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Convertible Preferred Stock will thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) will be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Convertible Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) will thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock.

4.7           Notice of Record Date.  In the event:

(a)           the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Convertible Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Convertible Preferred Stock) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Convertible Preferred Stock and the Common Stock.  Such notice will be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.           Redemption of  Shares.

5.1           Each share of Series A Convertible Preferred Stock will be redeemable, at the option of the Corporation, at any time and from time to time, and without the payment of additional consideration by the holder thereof, at the redemption price of One Dollar ($1.00) per share.

5.2           Each Share of Series A Convertible Preferred Stock redeemed or otherwise acquired by the Corporation will be automatically and immediately cancelled and retired and will not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Convertible Preferred Stock following redemption.

6.           Waiver.  Any of the rights, powers, preferences and other terms of the Series A Convertible Preferred Stock set forth herein may be waived on behalf of all holders of Series A Convertible Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Convertible Preferred Stock then outstanding.

7.           Notices.  Any notice required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Convertible Preferred Stock will be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and will be deemed sent upon such mailing or electronic transmission.

IN WITNESS WHEREOF, New Media Lottery Services, Inc, Inc. has caused this Certificate of Designation to be signed by the undersigned this 21st day of August, 2009.

NEW MEDIA LOTTERY SERVICES, INC.

By:	/s/ John T. Carson
John T. Carson
President

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the holder in order to convert the Series A Convertible Preferred Stock)

TO:

The undersigned hereby irrevocably elects to convert ____________________________ shares of the Series A Convertible Preferred Stock of New Media Lottery Services, Inc. into shares of Common Stock of New Media Lottery Services Inc., as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:

Name:

Address:

Amount to be converted:

Amount of Trafalgar Shares unconverted:

Conversion Price per share:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

Broker DTC Participant Code:

Account Number: